EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT is entered into as of this 20th day of March, 2008, by and between Luceo, Inc., (“Luceo”) an Illinois corporation (the “Company”), and Sivapatham Natarajan (“Executive”); subject to the condition that this Agreement will become effective only upon the closing of the transactions contemplated by that certain Stock Purchase Agreement (the “Purchase Agreement”) by and among Emtec Global Services LLC, a Delaware limited liability company (“EGS”), the Company and Executive, dated as of the date hereof (the “Effective Date”).

W I T N E S S E T H :

WHEREAS, Executive is a valued employee of the Company;

WHEREAS, the parties desire to enter into this Agreement pertaining to the employment of Executive by the Company;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth below, it is hereby covenanted and agreed by Executive and the Company as follows:

1. Agreement to Employ; No Conflicts. Upon the terms and subject to the conditions of this Agreement, the Company hereby agrees to continue to employ Executive, and Executive hereby accepts continued employment with the Company. Executive represents that (a) he is entering into this Agreement voluntarily and that his employment hereunder and compliance with the terms and conditions hereof will not conflict with or result in the breach by him of any agreement to which he is a party or by which he may be bound, (b) in connection with his employment with the Company he has and will not, violate any nonsolicitation or other similar covenant or agreement by which he is or may be bound, and (c) in connection with his employment with the Company he has and will not use any confidential or proprietary information he may have obtained in connection with employment with any prior employer.

2. Term; Position and Responsibilities.

(a) Term of Employment. Unless Executive’s employment shall sooner terminate pursuant to Section 4, the term of employment under this Agreement shall commence on the Effective Date and shall end on the third anniversary of the Effective Date (the “Term”).

(b) Position and Responsibilities. During the Term, Executive agrees to serve in the position of President of the Company or in such other offices or positions with the Company or its affiliates as shall from time to time be determined by the Chief Executive Officer of EGS or EGS’s Board of Directors (the “Board”), and shall have such duties and responsibilities as are customarily assigned to individuals serving in such positions and such other duties consistent with Executive’s title and position as the Chief Executive Officer of EGS or the Board specifies from time to time. Executive shall report to the Chief Executive Officer of EGS. Executive shall devote all of his skill, knowledge and working time to the conscientious performance of the duties and responsibilities of such positions, except for authorized vacation time, absence for sickness or similar disability and time spent performing services for any charitable, religious or community organizations, so long as such services do not materially interfere with the performance of Executive’s duties hereunder.

3. Compensation.

(a) Base Salary. As compensation for the services to be performed by Executive during the Term, the Company shall pay Executive a base salary at an annualized rate of $200,000, payable in installments on the Company’s regular payroll dates, but no less frequently than monthly (the “Base Salary”). During the Term and subject to Executive’s satisfactory performance of his duties and obligations hereunder, as determined by the Board, Executive’s Base Salary will be reviewed annually.

(b) Performance Bonus. During the Term, Executive shall be eligible to receive a performance bonus (the “Performance Bonus”) of up to $100,000 for each twelve month period during the Term in accordance with Exhibit A. Each Performance Bonus shall be paid within 90 days after the end of the applicable 12 month period, provided that, except as provided in Sections 5(b) or 5(c) hereof, Executive remains employed by the Company on the date of such payment.

(c) Employee Benefits. During the Term, Executive shall be entitled to participate in such pension, retirement, savings, medical, disability and other welfare benefit plans as are maintained by the Company for its employees in accordance with the terms thereof, as the same may be amended and in effect from time to time.

(d) Expenses. During the Term, the Company shall reimburse Executive for reasonable travel, lodging, meal and other reasonable expenses incurred by him in connection with his performance of services hereunder, upon submission of evidence, satisfactory to the Company, of the incurrence and purpose of each such expense and otherwise in accordance with the Company’s business travel and expense reimbursement policy applicable to its senior executives as in effect from time to time.

(e) Paid Time Off. During the Term, Executive shall be entitled to paid time off in accordance with Company policy.

4. Termination of Employment.

(a) Termination Due to Death or Disability. Executive’s employment hereunder may be terminated by the Company in the event of Executive’s Disability (as defined below) and shall terminate upon Executive’s death. For purposes of this Agreement, “Disability” shall mean a physical or mental disability that prevents or is reasonably expected to prevent the performance by Executive of his duties hereunder for a continuous period of 90 days or longer or for 180 days or more in any 24-month period. The determination of Executive’s Disability shall (i) be made by an independent physician selected by the Company and reasonably acceptable to Executive (or his representative), (ii) be final and binding on the parties hereto and (iii) be made taking into account such competent medical evidence as shall be presented to such independent physician by Executive and/or the Company or by any physician or group of physicians or other competent medical experts employed by Executive and/or the Company to advise such independent physician.

(b) Termination by the Company for Cause. The Company may terminate Executive’s employment hereunder for Cause (as defined below) at any time. For purposes of this Agreement, “Cause” shall mean (i) the failure of Executive substantially to perform his duties hereunder or his grossly negligent performance of such duties (other than any such failure due to Executive’s physical or mental illness), (ii) Executive having engaged in misconduct that has caused or is reasonably expected to result in material injury to the Company or any of its affiliates, (iii) a material violation by Executive of a consistently enforced Company policy, (iv) the material breach by Executive of any of his obligations hereunder or under any other written agreement or covenant with the Company or any of its affiliates, (v) failure by Executive to timely comply with a lawful direction or instruction given to him by the Chief Executive Officer of EGS or the Board, (vi) Executive having been convicted of, or entering a plea of guilty or nolo contendere to, a crime that constitutes a felony or a misdemeanor involving moral turpitude (or comparable crime in any jurisdiction that uses a different nomenclature), including any offense involving dishonesty as such dishonesty relates to the assets or business of the Company or any of its affiliates, or theft of the property of the Company or any of its affiliates, and (vii) Executive’s insobriety or use of illegal drugs, chemicals or controlled substances either (A) in the course of performing Executive’s duties and responsibilities under this Agreement, or (B) otherwise affecting the ability of Executive to perform the same. In the event that the Company proposes to terminate the Executive for any of the reasons set forth in (i), (ii), (iii), (iv) or (v) above, the Company shall provide to the Executive, prior to terminating him for Cause, a written notice advising him of the Company’s intention to terminate him for Cause and specifying in detail the evidentiary basis for such proposed action. The Executive thereupon shall have a period of twenty (20) days from the date of his receipt of said notice to cure or to address, to the reasonable satisfaction of the Company, the alleged basis for his termination for Cause. If the Executive fails to cure or address same as aforesaid, the Company then may terminate him for Cause by giving to him a Notice of Termination.

(c) Termination by Company Without Cause. The Company may terminate Executive’s employment hereunder at any time by written Notice of Termination (as defined below) to Executive, which notice shall be effective immediately, or at such later time as specified in such notice. A termination “Without Cause” shall mean a termination of Executive’s employment by the Company other than as a result of his Disability or for Cause.

(d) Voluntary Termination. The Executive may terminate his employment hereunder at any time by giving the Company prior written Notice of Termination at least 90 days prior to such termination; provided that the Board may, in its sole discretion, terminate the Executive’s employment hereunder prior to the expiration of the 90-day notice period. In such event and upon the expiration of such 90-day period (or such shorter time as the Board in its sole discretion may determine), the Executive’s employment hereunder shall immediately and automatically terminate.

(e) Notice of Termination. Any termination of Executive’s employment hereunder shall be communicated by a written Notice of Termination addressed to the appropriate party. A “Notice of Termination” shall mean a notice that indicates the Date of Termination (as defined below), which shall not be earlier than the date on which the notice is provided, which indicates the specific termination provision in this Agreement relied on and which sets forth in reasonable detail the facts and circumstances, if any, claimed to provide a basis for termination of Executive’s employment under the provision so indicated.

(f) Date of Termination. For purposes of this Agreement, the “Date of Termination” is the last day that Executive is employed by the Company, provided Executive’s employment is terminated in accordance with the foregoing provisions of this Section 4.

(g) Resignation upon Termination. As of the Date of Termination, Executive shall resign, in writing, from all positions then held by him with the Company and its affiliates.

(h) Duties on Termination. Subject to the terms and conditions of this Agreement, to the extent that there is a period of time elapsing between the date of delivery of a Notice of Termination, and the Date of Termination, Executive shall continue to perform his duties as set forth in this Agreement during such period, and shall also perform such services for the Company as are necessary and appropriate for a smooth transition to Executive’s successor, if any. Notwithstanding the foregoing provisions of this Section 4, the Company may suspend Executive from performing his duties under this Agreement following the delivery of a Notice of Termination by either party hereto; provided, however, that during the period of suspension (which shall end on the Date of Termination), Executive shall continue to be treated as employed by the Company for other purposes, and his rights to compensation or benefits shall not be reduced by reason of the suspension.

5. Payments Upon Certain Terminations.

(a) General. If, during the Term, Executive’s employment terminates for any reason, Executive (or his estate, beneficiary or legal representative) shall be entitled to receive the following:

(i) any earned or accrued but unpaid Base Salary through the Date of Termination (including, except in the case of a termination for Cause, with respect paid time off that is accrued and unused during the Term); and

(ii) all amounts payable and benefits accrued under any otherwise applicable plan, policy, program or practice of the Company (other than relating to severance) in which Executive was a participant during his employment with Company in accordance with the terms thereof; provided that the foregoing shall not be construed as requiring Executive to be treated as employed by the Company for purposes of any employee benefit plan or arrangement following the date of Executive’s Date of Termination except as otherwise expressly provided in this Agreement or required by law.

(b) Qualifying Termination. In the event of a termination of Executive’s employment by the Company Without Cause during the Term (such termination, a “Qualifying Termination”), Executive (or his estate, beneficiary or legal representative) shall be entitled to receive, in addition to the amounts specified in paragraph (a) above, (i) any earned but unpaid Performance Bonus with respect to any calendar year of the Company ending prior to the Date of Termination, such Performance Bonus to be paid at the time provided under Section 3(b) hereof, and (ii) provided Executive executes and delivers a general release of all claims in substantially the form attached hereto as Exhibit B, his Base Salary, at the rate in effect hereunder immediately prior to the Date of Termination, which shall be payable in installments on Company’s regular payroll dates, for a period equal to the remainder of the Term.

(c) Termination Due to Death or Disability. In the event of Executive’s death or a termination of Executive’s employment by the Company due to his Disability during the Term, Executive (or his estate, beneficiary or legal representative) shall be entitled to receive, in addition to the amounts specified in paragraph (a) above, any earned but unpaid Performance Bonus with respect to any calendar year of the Company ending prior to the Date of Termination, such Performance Bonus to be paid at the time provided under Section 3(b) hereof.

(d) No Duplication of Benefits. In the event of Executive’s termination of employment during the Term for any reason, the sole payments or obligations of the Company are provided for in this Section 5. In the event that Executive is entitled to payment under any plan, policy, program or practice of the Company relating to severance, any such payment shall reduce the amounts otherwise payable hereunder.

6. Restrictive Covenants.

(a) Noncompetition.

(i) During the period commencing on the Effective Date and ending on the second anniversary of Executive’s termination of employment with the Company (the “Restrictive Period”):

(A) Executive shall not, without the express written consent of the Board, be employed by, serve as a consultant to, or otherwise assist or directly or indirectly provide services to a Competitor (as defined below) if: (1) such services are to be provided with respect to any location in which the Company or its affiliates (collectively, for purposes if this Section 6, the “Company”) do business, or with respect to any location in which the Company has devoted material resources to doing business; or (2) the trade secrets, confidential information, or proprietary information (including, without limitation, confidential or proprietary methods) of the Company to which Executive had access could reasonably be expected to benefit the Competitor if the Competitor were to obtain access to such secrets or information.

(B) Executive shall not, without the express written consent of the Board, directly or indirectly own an equity interest in any Competitor (other than ownership of 1% or less of the outstanding stock of any corporation listed on a national stock exchange or automated quotation system).

(C) Executive shall not, without the express written consent of the Board, solicit or attempt to solicit any party who is then or, during the twelve-month period prior to such solicitation or attempt by Executive was (or was solicited to become) a customer or supplier of the Company, or a user of the services provided by the Company.

(D) Executive shall not without the express written consent of the Board, solicit, entice, persuade, induce or hire any individual who is employed by the Company (or was so employed within 12 months prior to Executive’s action) to terminate or refrain from renewing or extending such employment or to become employed by or enter into contractual relations with any other individual or entity other than the Company, and Executive shall not approach any such employee for any such purpose or authorize or knowingly cooperate with the taking of any such actions by any other individual or entity.

(ii) The term “Competitor” means any enterprise (including a person, entity, firm or business, whether or not incorporated) during any period in which it is engaged in or aiding others to conduct business that engages in, or plans to engage in, any line of business that the Company engages in or has made plans to engage in during the Term, or within the prior 12 months was engaged in, or otherwise competes, directly or indirectly, with the Company. Notwithstanding anything herein to the contrary, the term “Competitor” does not include software companies, software end users, software distributors and resellers, staffing companies with revenues in excess of $2 billion dollars or the Stockholder acting as an individual independent consultant.

(b) Non-Disparagement. During the Term and at any time thereafter, (i) Executive agrees that he will not make any false, defamatory or disparaging statements about the Company or the officers or directors of the Company that are reasonably likely to cause material damage to the Company or the officers or directors of the Company, and (ii) the Company agrees that it will not make any false, defamatory or disparaging statements about Executive that are reasonably likely to cause material damage to Executive.

(c) Confidential Information. Executive agrees that, during the Term, and at all times thereafter:

(i) Executive agrees to keep secret all Confidential Information (as defined below) and Intellectual Property (as defined below) which may be obtained during the period of employment by the Company and that Executive shall not reveal or disclose it, directly or indirectly, except with the Company’s prior written consent. Executive shall not make use of the Confidential Information or Intellectual Property for Executive’s own purposes or for the benefit of anyone other than the Company and shall protect it against disclosure, misuse, espionage, loss and theft.

(ii) Executive acknowledges and agrees that all Intellectual Property is and shall be owned by the Company. Executive hereby assigns and shall assign to all ownership rights possessed in any Intellectual Property contributed, conceived or made by Executive (whether alone or jointly with others) while employed by the Company (whether or not during work hours). Executive shall promptly and fully disclose to the Company in writing all such Intellectual Property after such contribution, conception or other development. Executive agrees to fully cooperate with the Company, at the Company’s expense, in securing, enforcing and otherwise protecting throughout the world the Company’s interests in such Intellectual Property, including, without limitation, by signing all documents reasonably requested by the Company.

(iii) Immediately following his termination of employment, Executive agrees to promptly deliver to the Company all memoranda, notes, manuals, lab notebooks, computer diskettes, passwords, encryption keys, electronic mail and other written or electronic records (and all copies thereof) constituting or relating to Confidential Information or Intellectual Property that Executive may then possess or have control over. Executive shall provide written certification that all such materials have been returned.

(iv) For purposes of this Agreement, the following terms shall be defined as set forth below:

(A) “Confidential Information” shall mean all information, in any form or medium, that relates to the business, suppliers and prospective suppliers, existing and potential creditors and financial backers, marketing, costs, prices, products, processes, services, methods, computer programs and systems, personnel, customers, research or development of the Company and all other information related to the Company which is not readily available to the public. Confidential Information shall include any of the foregoing information that is created or developed by Executive during the Term.

(B) “Intellectual Property” shall mean, with respect to the following which are created or existing during the period of Executive’s employment by the Company, any: (1) idea, know-how, invention, discovery, design, development, software, device, technique, method or process (whether or not patentable or reduced to practice or including Confidential Information) and related patents and patent applications and reissues, re-examinations, renewals, continuations-in-part, continuations, and divisions thereof; (2) copyrightable and mask work (whether or not including Confidential Information) and related registrations and applications for registration; (3) trademarks, trade secrets and other proprietary rights; and (4) improvements, updates and modifications of the foregoing made from time to time. Intellectual Property shall include any of the foregoing that is created or developed by Executive during the Term. Notwithstanding the foregoing, the definition of Intellectual Property shall not include any of the foregoing if it is unrelated to information technology and only if developed by Executive at his sole expense.

(d) Duty of Loyalty to Company. Nothing in this Section 6 shall be construed as limiting Executive’s duty of loyalty to the Company, or any other duty otherwise owed to the Company, while Executive is employed by the Company.

(e) Blue Pencil. It is the intention of the parties that the potential restrictions on Executive’s future employment imposed by this Section 6 be reasonable in both duration and geographic scope and in all other respects. If for any reason any court of competent jurisdiction shall at any time find any provision of this Section 6 to be unreasonable in duration or geographic scope or otherwise, Executive and the Company agree that the restrictions and prohibitions contained herein shall be effective to the fullest extent allowed under applicable law in such jurisdiction.

(f) Injunctive Relief. Executive acknowledges and agrees that the covenants, obligations and agreements of Executive contained in this Section 6 relate to special, unique and extraordinary matters and that a violation of any of the terms of such covenants, obligations or agreements will cause the Company irreparable injury for which adequate remedies are not available at law. Therefore, Executive agrees that the Company shall be entitled to an injunction, restraining order or such other equitable relief (without the requirement to post bond unless required by applicable law) as a court of competent jurisdiction may deem necessary or appropriate to restrain Executive from committing any violation of such covenants, obligations or agreements. These injunctive remedies are cumulative and in addition to any other rights and remedies the Company may have. The prevailing party shall be entitled to collect from Executive any costs of obtaining injunctive relief, including, without limitation, attorneys’ fees.

(g) Certain Acknowledgements. Executive acknowledges and agrees that Executive will have a prominent role in the management of the business, and the development of the goodwill, of the Company and will establish and develop relations and contacts with the principal customers, suppliers, clients and service providers of the Company in the United States of America and the rest of the world, all of which constitute valuable goodwill of, and could be used by Executive to compete unfairly with, the Company and that (i) in the course of his employment with the Company, Executive will obtain confidential and proprietary information and trade secrets concerning the business and operations of the Company in the United States of America and the rest of the world that could be used to compete unfairly with the Company; (ii) the covenants and restrictions contained in this Section 6 are intended to protect the legitimate interests of the Company in its respective goodwill, trade secrets and other confidential and proprietary information; (iii) Executive desires and agrees to be bound by such covenants and restrictions; and (iv) the compensation to be provided to Executive is adequate consideration for the restrictive covenants provided in this Section 6.

7. Assistance with Claims. Executive agrees that, during the Term, and continuing for a reasonable period after Executive’s Date of Termination, Executive will assist the Company or its affiliates (collectively, for purposes if this Section 7, the “Company”) in defense of any claims that may be made against the Company, and will assist the Company in the prosecution of any claims that may be made by the Company, to the extent that such claims may relate to services performed by Executive for the Company. Executive agrees to promptly inform the Company upon becoming aware of any lawsuits involving such claims that may be filed against the Company. For periods after Executive’s employment with the Company terminates, the Company agrees to provide reasonable compensation to Executive for such assistance including, but not limited to reimbursement of all out of pocket expenses. Executive also agrees to promptly inform the Company upon being asked to assist in any investigation of the Company (or their actions) that may relate to services performed by Executive for the Company, regardless of whether a lawsuit has then been filed against the Company with respect to such investigation.

8. Miscellaneous.

(a) 409A Compliance. Notwithstanding any other provision of this Agreement to the contrary, any amount payable hereunder that is subject to the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) shall be paid in compliance with Section 409A of the Code and the regulations issued thereunder. It is specifically understood and agreed that the preceding sentence may cause a six month or more delay in the payment of severance payments pursuant to Section 5(b) hereof. In addition, amounts payable hereunder upon Executive’s termination of employment that are subject to Section 409A of the Code shall only be paid upon his “separation from service” as defined under Section 409A of the Code. Furthermore, notwithstanding any other provision of this Agreement to the contrary, it is specifically understood and agreed that the Company may amend this Agreement to the extent necessary to effect compliance with Section 409A of the Code, subject to the consent of Executive which consent shall not be unreasonably withheld.

(b) Binding Effect; Assignment. This Agreement shall be binding on and inure to the benefit of the Company, and its respective successors and permitted assigns. This Agreement shall also be binding on and inure to the benefit of Executive and his heirs, executors, administrators and legal representatives. This Agreement shall not be assignable by any party hereto without the prior written consent of the other parties hereto, except as provided pursuant to this Section 8(a). The Company may effect such an assignment without prior written approval of Executive (i) to any subsidiary of the Company and (ii) upon the transfer of all or substantially all of its business and/or assets (by whatever means); provided that, in the case of (ii), the successor to the Company shall expressly assume and agree to perform this Agreement.

(c) Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto concerning the subject matter hereof and supersedes all prior and contemporaneous correspondence and proposals (including but not limited to summaries of proposed terms) and all prior and contemporaneous promises, representations, understandings, arrangements and agreements, if any, concerning such subject matter (including but not limited to those made to or with Executive by any other person); provided, however, that nothing in this Agreement shall be construed to limit any policy or agreement that is otherwise applicable relating to confidentiality, rights to inventions, copyrightable material, business and/or technical information, trade secrets, solicitation of employees, interference with relationships with other businesses, competition, and other similar policies or agreement for the protection of the business and operations of the Company and its affiliates.

(d) Applicable Law. This Agreement shall be governed in all respects, including as to validity, interpretation and effect, by the laws of the State of Delaware without giving effect to the conflict of laws rules of any state.

(e) Consent to Jurisdiction; Waiver of Jury Trial.

(i) Consent to Jurisdiction. Each party hereby irrevocably submits to the jurisdiction and venue of the courts of the State of Illinois and the federal courts of the United States of America located in the State of Illinois solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby and thereby. Each party hereby waives and agrees not to assert, as a defense in any action, suit or proceeding for the interpretation and enforcement hereof, or any such document or in respect of any such transaction, that such action, suit or proceeding may not be brought or is not maintainable in such courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts. Each party hereby consents to and grants any such court jurisdiction over the person of such parties and over the subject matter of any such dispute and agree that the mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 8(l) or in such other manner as may be permitted by law, shall be valid and sufficient service thereof.

(ii) Waiver of Jury Trial. Each party acknowledges and agrees that any controversy which may arise under this agreement is likely to involve complicated and difficult issues, and therefore each party hereby irrevocably and unconditionally waives any right such party may have to a trial by jury in respect or any litigation directly or indirectly arising out of or relating to this agreement, or the breach, termination or validity of this agreement, or the transactions contemplated by this agreement. Each party certifies and acknowledges that (A) no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver, (B) each such party understands and has considered the implications of this waiver, (C) each such party makes this waiver voluntarily, and (D) each such party has been induced to enter into this agreement by, among other things, the mutual waivers and certifications in this Section 8(e)(ii).

(f) Taxes. The Company may withhold from any payments made under this Agreement all applicable taxes, including but not limited to income, employment and social insurance taxes, as shall be required by law.

(g) Key Man Insurance. Executive acknowledges that the Company may purchase “key man” insurance on his life and hereby agrees to cooperate with the Company in obtaining such insurance, including without limitation, submitting to such medical examinations as may be required promptly upon request by the Company.

(h) Amendments. Subject to Section 9(a) hereof, this Agreement may be amended or cancelled only by mutual agreement of the parties in writing. So long as Executive lives, no person, other than the parties hereto, shall have any rights under or interest in this Agreement or the subject matter hereof.

(i) Severability. The invalidity or unenforceability of any provision of this Agreement will not affect the validity or enforceability of any other provision of this Agreement, and this Agreement will be construed as if such invalid or unenforceable provision were omitted (but only to the extent that such provision cannot be appropriately reformed or modified).

(j) Waiver of Breach. The waiver of any provision of this Agreement shall be set forth in a writing specifically referring to the provision being waived and signed by the waiving party. No waiver by any party hereto of a breach of any provision of this Agreement by any other party, or of compliance with any condition or provision of this Agreement to be performed by such other party, will operate or be construed as a waiver of any subsequent breach by such other party of any similar or dissimilar provisions and conditions at the same or any prior or subsequent time. The failure of any party hereto to take any action by reason of such breach will not deprive such party of the right to take action at any time while such breach continues.

(k) Survival of Agreement. Except as otherwise expressly provided in this Agreement, the rights and obligations of the parties to this Agreement shall survive the termination of Executive’s employment with the Company.

(l) Notices. Notices and all other communications provided for in this Agreement shall be in writing and shall be delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid, or sent by facsimile or prepaid overnight courier to the parties at the addresses set forth below (or such other addresses as shall be specified by the parties by like notice). Such notices, demands, claims and other communications shall be deemed given:

(i) in the case of delivery by overnight service with guaranteed next day delivery, the next day or the day designated for delivery;

(ii) in the case of certified or registered U.S. mail, five days after deposit in the U.S. mail; or

(iii) in the case of facsimile, the date upon which the transmitting party received confirmation of receipt by facsimile, telephone or otherwise;

provided, however, that in no event shall any such communications be deemed to be given later than the date they are actually received. Communications that are to be delivered by the U.S. mail or by overnight service or two-day delivery service are to be delivered to the addresses set forth below:

to the Company:

Luceo, Inc.
c/o Emtec, Inc.
5 Greentree Center, Suite 117
Marlton, New Jersey 08053
Fax: 815-346-7605
Attention: Stephen C. Donnelly

or to Executive:

at address in Company’s records.

All notices to the Company shall be directed to the attention of Secretary of the Company, with a copy to the Board. Each party, by written notice furnished to the other party, may modify the applicable delivery address, except that notice of change of address shall be effective only upon receipt.

(m) Headings. The section and other headings contained in this Agreement are for the convenience of the parties only and are not intended to be a part hereof or to affect the meaning or interpretation hereof.

(n) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Company has duly executed this Agreement by its authorized representative, and Executive has hereunto set his hand, in each case effective as of the date first above written.

LUCEO, INC.

By: /s/ Dinesh R. Desai
Name: Dinesh R. Desai
Title: Chairman and Chief Executive Officer

EXECUTIVE

/s/ Sivapatham Natarajan
SIVAPATHAM NATARAJAN

[Signature Page to Employment Agreement]

Exhibit A

Performance Bonus

For each 12 month period of this Agreement, Executive shall be entitled to a Performance Bonus equal to 25% (up to a maximum amount for any 12 month period of $100,000) of the Gross Margin above the following targets:

Period	Target
Effective Date - First Anniversary of Effective Date	$1,400,000
First Anniversary - Second Anniversary	$1,500,000
Second Anniversary - Third Anniversary	$1,600,000

For purposes hereof, “Gross Margin” means Revenue minus Cost of Sales, where “Revenue” means the dollar amount of all amounts received by the Company in respect of consulting services as determined under GAAP applied on a consistent basis and “Cost of Sales” means (i) all direct labor costs, including staff wages of any kind (including 1099 and W-2 wages) and related benefits, (ii) travel costs (net of any reimbursements), (iii) business development wages and (iv) all immigration related legal costs of the Company.

For illustrative purposes only:

(1) if Gross Margin for the period from the Effective Date to the First Anniversary of the Effective Date was $1,600,000, Executive would be entitled to a Performance Bonus of $50,000; and
(2) if Gross Margin for the period from the Effective Date to the First Anniversary of the Effective Date was $2,000,000, Executive would be entitled to a Performance Bonus of $100,000 (which is the maximum amount for any 12 month period).